Exhibit 10.3

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 17, 2021, by and among BlackSky Holdings, Inc., a Delaware corporation (the “Company”), Osprey Sponsor II, LLC, a Delaware limited liability company (“Sponsor”), and Osprey Technology Acquisition Corp., a Delaware corporation (“Acquiror”).

RECITALS

A. Acquiror, Osprey Technology Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger as of the date hereof (the “Merger Agreement”), which provides (upon the terms and subject to the conditions set forth therein) for a business combination transaction by which Merger Sub will merge with and into the Company, with the Company being the surviving corporation and a direct wholly owned subsidiary of Acquiror (the “Merger” and, together with the other transactions contemplated by the Merger Agreement and the Ancillary Agreements, the “Transactions”).

B. The Sponsor is the beneficial and record owner of 7,906,250 shares of Class B Common Stock of Acquiror and warrants to purchase 8,325,000 shares of Class A Common Stock of Acquiror (collectively, the “Owned Subject Securities,” and together with any securities that are hereafter issued to or otherwise acquired or owned beneficially or of record by Sponsor or its controlled Affiliates prior to the Expiration Time (including, without limitation, as a result of any Recapitalization Event, the “Subject Securities”).

C. The Sponsor and Acquiror are entering into this Agreement in order to induce the Company to enter into the Merger Agreement and cause the Transactions to be consummated.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Consent” shall mean any consent, approval, authorization, permit or notice.

“Change in Control” means with respect to Acquiror (a) any transaction or series of related transactions in which any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, shall (i) acquire, whether by purchase, exchange, tender offer, merger, consolidation, recapitalization or otherwise, or (ii) otherwise be the owner of equity interests (or equity interests in a successor company to Acquiror by merger, consolidation or otherwise) such that following such transaction or series of related transactions such Person or group of Persons, collectively beneficially and of record own fifty percent (50%) or more of the combined voting power of the voting securities of Acquiror or such successor company, or (b) the sale or transfer of all or substantially all of Acquiror’s assets; provided, however, that “Change in Control” shall not include or take into account (x) the Merger or the other Transactions or (y) any transaction where the securityholders of Acquiror immediately prior to such transaction continue to own fifty percent (50%) or more of the combined voting power of the voting securities of the entity that has acquired the securities or assets of Acquiror (or such acquiring entity’s parent or ultimate parent entity).

“Expiration Time” shall be deemed to occur on the earlier of (a) the Effective Time (as defined in the Merger Agreement) and (b) such date and time as the Merger Agreement is terminated validly in accordance with its terms prior to the Effective Time.

“Acquiror Charter” shall mean that certain Amended and Restated Certificate of Incorporation of Acquiror, filed on November 1, 2019, as may be further amended.

“Permitted Transferee” shall mean (a) with respect to any Person that is an individual, any member of such individual’s immediate family and/or any trust, partnership, limited liability company, or other similar estate planning vehicle that such individual controls and the beneficiaries of which are only such individual or such individual’s immediate family, and any other transferee who receives Subject Securities by will or the Laws of descent and distribution; and (b) with respect to any other Person, any controlled Affiliate of such Person.

“Sponsor Agreement” shall mean that certain Letter Agreement, dated October 31, 2019, by and between Acquiror and Sponsor.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Acquiror.

2. Agreement to Retain the Subject Securities; Lock-Up Shares and Specified Sponsor Warrants.

(a) Sponsor shall not, and shall cause its controlled Affiliates not to, directly or indirectly, other than as may be required by a court order or other Law, (i) sell, assign, transfer (including by operation of Law), hypothecate, pledge, dispose of or otherwise encumber, or otherwise agree to do any of the foregoing (each, a “Transfer”) in respect of any of the Subject Security, Lock-Up Share or Specified Sponsor Warrant (each, a “Specified Security”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Specified Security, whether any such transaction is to be settled by delivery of such security, in cash or otherwise, or (iii) deposit any Specified Security into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate with respect to or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC Commission promulgated thereunder with respect to, any Specified Security or enter into any agreement, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of Law) or other disposition of any Specified Security; provided, however, that (A) the Specified Securities may be Transferred in the manner provided in Section 2(b), as applicable, and (B) following the Effective Time, the terms of this sentence shall only apply to the Lock-Up Shares and the Specified Sponsor Warrants.

(b) Permitted Transfers.

(i) Notwithstanding the provisions set forth in Section 2(a), prior to the Effective Time, the Sponsor may Transfer the Specified Securities to a Permitted Transferee; provided, however, that the Permitted Transferee must enter into a written agreement with Acquiror and the Company agreeing to be bound by this Agreement as if such Person were the Sponsor hereunder, prior to the effectiveness of such transfer.

(ii) Notwithstanding the provisions set forth in Section 2(a), following the Effective Time, the Sponsor may Transfer the Lock-Up Shares and Specified Sponsor Warrants (A) to Acquiror’s officers or directors as of the date of this Agreement, any Affiliate as of the date of this Agreement of any such officers or directors of Acquiror or any member of the Sponsor or any Affiliate of the Sponsor (each transferee specified in clauses (A) and (C) of this sentence, a “Primary Transferee”); (B) in the case of a transfer by a Primary Transferee who is an individual, (i) Transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person; (ii) Transfers by virtue of Laws of descent and distribution upon death of the individual; (iii) Transfers pursuant to a qualified domestic relations order; and (C) transfers to the Sponsor’s members by virtue of the Laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution or liquidation of the Sponsor; provided, however, that in the case of any of the foregoing clauses (A) through (C), the transferee must enter into a written agreement with Acquiror and the Company agreeing to be bound by this Agreement as if such Person were the Sponsor hereunder, prior to the effectiveness of such transfer.

(c) Any Transfer or other action in violation of any provision of this Section 2 shall be void ab initio and of no force or effect. If any involuntary Transfer of any Specified Security occurs, the transferee (and all transferees and subsequent transferees of such transferee) shall take and hold such Subject Security, Lock-Up Shares or Specified Sponsor Warrant subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect. Notwithstanding the foregoing, the Sponsor and each transferee shall hold any Lock-up Shares that have not become Released Lock-Up Shares and any Specified Sponsor Warrants, in such Person’s name on the books and records of the Company’s transfer agent. The Sponsor agrees not to, directly or indirectly, at any time prior to the Expiration Time, take any action that would make any representation or warranty of the Sponsor herein untrue or incorrect or have the effect of preventing or disabling the Sponsor from performing the Sponsor’s obligations hereunder, except, in each case, pursuant to, or in furtherance of, the Merger.

3. Agreement to Vote and Approve; No Redemption.

(a) The Sponsor, solely in its capacity as a stockholder of Acquiror, irrevocably and unconditionally agrees that, from and after the date hereof until the Expiration Time, at any meeting of the stockholders of Acquiror or any adjournment or postponement thereof (including the Special Meeting and any adjournment or postponement thereof), or in connection with any action by written consent of the stockholders of Acquiror, it shall, and shall cause its controlled Affiliates to, (i) appear at each such meeting or otherwise cause all Subject Securities beneficially owned which the Sponsor has a right to vote or owned of record by the Sponsor to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted, in Person or by proxy, or execute and deliver a written consent (or cause a consent to be validly executed and delivered) covering, the Subject Securities beneficially owned which the Sponsor has a right to vote or owned of record by the Sponsor (A) in favor of the Proposals and any other proposals or actions necessary or reasonably requested by Company in connection with the consummation of the Transactions (collectively, the “Transaction Proposals”), (B) against any Business Combination (other than the Transactions or the Transaction Proposals) and (C) against any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Transactions or would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of Acquiror under the Merger Agreement or would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor contained in this Agreement. The obligations of the Sponsor specified in this Section 3 shall apply whether or not the Merger Agreement, the Transactions or any action described above is recommended by the Acquiror Board or the Acquiror Board has changed the Acquiror Board Recommendation.

(b) Prior to the Expiration Time, the Sponsor hereby covenants and agrees that the Sponsor shall not (i) enter into any voting agreement or voting trust with respect to any of the Sponsor’s Subject Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Subject Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement.

(c) The Sponsor irrevocably and unconditionally agrees that, prior to the Expiration Time, the Sponsor shall not, and shall cause its controlled Affiliate not to, elect to cause Acquiror to redeem any Subject Securities beneficially owned or owned of record by the Sponsor or such controlled Affiliate or submit any of the Subject Securities for redemption in connection with the Transaction or the Transaction Proposals or otherwise.

(d) The obligations of the Sponsor specified in this Agreement, including this Section 3, shall apply whether or not the board of directors of Acquiror shall have effected a change in recommendation with respect to the Transactions.

4. Waiver of Anti-Dilution Provision. The Sponsor hereby (i) waives any and all adjustments of the Initial Conversion Ratio (as defined in the Acquiror Charter) pursuant to Section 4.3(b) of the Acquiror Charter in connection with any and all issuances or deemed issuance of stock, securities or equity-linked securities of Acquiror, including the shares of Acquiror Class A Common Stock issued in connection with the Transactions, (ii) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the ratio at which the shares of Acquiror Class B Common Stock convert into shares of Acquiror Class A Common Stock, including pursuant to the Acquiror Charter, and (iii) agrees that each issued and outstanding share of Acquiror Class B Common Stock shall convert only into one (1) share of Acquiror Class A Common Stock in connection with the Transactions. The provisions of this Section 4 shall be void and of no force if the Merger Agreement is terminated validly in accordance with its terms prior to the Effective Time.

5. Sponsor Lock-Up Shares.

(a) Lock-Up Shares. Sponsor agrees that 2,371,875 shares of Class B Common Stock of Acquiror held by the Sponsor (such shares, together with all shares of Class A Common Stock of Acquiror issued upon conversion thereof, including in connection with the Transactions, collectively, the “Lock-Up Shares”) shall, concurrently with the Effective Time, have the Legend (as defined below) affixed to them and be held subject to the terms and conditions of this Section 5.

(b) Legends. The books and records of Acquiror evidencing the Lock-up Shares shall be stamped or otherwise imprinted with a legend, or if held in book entry, shall be transferred to a restricted account that is subject to a trading restrictions consistent with a legend, in substantially the following form (collectively, the “Legend”):

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER, AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE SPONSOR SUPPORT AGREEMENT, DATED AS OF FEBRUARY 17, 2021, BY AND AMONG OSPREY TECHNOLOGY ACQUISITION CORP. AND THE OTHER PARTIES THERETO.

(c) Procedures Applicable to the Lock-Up Shares.

(i) As soon as practicable, and in any event within two (2) Business Days after the date upon which any Lock-Up Shares become Released Lock-Up Shares (as defined below), Acquiror shall promptly upon receipt of a request by Sponsor remove, or cause to be removed, the Legend from the books and records of Acquiror with respect to such Released Lock-Up Shares and such shares shall no longer be subject to any of the terms of this Section 5.

(ii) Any Lock-Up Shares that have not become Released Lock-Up Shares upon the earlier of (x) the seventh (7th) anniversary of the Closing Date (the period from the Closing Date through (and including) such seventh (7th) year anniversary of the Closing Date, the “Lock-up Period”) and (y) the consummation of a Change in Control, shall immediately and automatically upon such earlier date be forfeited to Acquiror and canceled, the Sponsor and any Permitted Transferee shall cause all right, title and interest therein to be transferred to Acquiror without consideration and the Sponsor and each Permitted Transferee shall not have any rights with respect thereto. Acquiror is authorized to deliver any notices required to be delivered to its transfer agent and take such further actions in order to terminate and cancel any Lock-Up Shares that have been forfeited as provided in this Section 5(c)(ii).

(d) Release of Lock-Up Shares. The Lock-Up Shares shall become Released Lock-Up Shares as follows:

(i) 1,185,937 of the Lock-Up Shares shall constitute “Released Lock-Up Shares” at such time as the VWAP of one share of Acquiror Common Stock equals or exceeds $15.00 per share (the “First Tranche Release Price”) for ten (10) of any twenty (20) consecutive trading days during the Lock-up Period on the New York Stock Exchange; and

(ii) 1,185,938 of the Lock-Up Shares shall constitute “Released Lock-Up Shares” at such time as the VWAP of one share of Acquiror Common Stock equals or exceeds $17.50 per share (the “Second Tranche Release Price”) for ten (10) of any twenty (20) consecutive trading days during the Lock-up Period on the New York Stock Exchange.

(e) Equitable Adjustments. The First Tranche Release Price and Second Tranche Release Price shall be equitably adjusted for any Recapitalization Event with respect to the Acquiror Common Stock after the date of this Agreement.

(f) Acceleration Event. If, on or before the seventh (7th) anniversary of the Effective Time, there is a Change in Control pursuant to which the consideration paid per share of Acquiror Class A Common Stock in such Change in Control transaction exceeds $10.00 (including after giving effect to the release of shares contemplated pursuant to this Section 5(f)), as equitably adjusted for any Recapitalization Event occurring after the Effective Time and prior to such Change in Control, then the Lock-Up Shares shall be deemed to constitute Released Lock-Up Shares immediately prior to the consummation of such Change in Control.

(g) Subject to the terms of this Agreement, holders of Lock-Up Shares shall be entitled to vote such Lock-Up Shares and receive dividends and other distributions in respect of such Lock-Up Shares prior to the Release of any such Lock-Up Shares.

6. Sponsor Warrants.

(a) No Exercise. The Sponsor irrevocably and unconditionally agrees that, following the Effective Time, with respect to warrants held by Sponsor to purchase 4,162,500 of Acquiror Common Stock (the “Specified Sponsor Warrants”), the Sponsor shall not exercise any Specified Sponsor Warrants unless and until the Class A Common Stock of Acquiror shall reach a trading price of $20.00 per share on the New York Stock Exchange (the “Warrant Triggering Event”), as adjusted for any Recapitalization Event affecting the Acquiror Class A Common Stock after the Effective Time, and (ii) that upon the exercise, and as a condition to the exercise, of the Specified Sponsor Warrant, the Sponsor shall pay to Acquiror (in addition to any amounts payable in connection with the exercise of the Specified Sponsor Warrant), an amount equal to $8.50 per share for each share of Acquiror Common Stock issuable to the Sponsor in connection with such exercise (in addition to the $11.50 exercise price otherwise payable upon the exercise of the Specified Sponsor Warrants or, if such exercise price has been amended pursuant to Section 6(b) below, then such other amount as provided for in such amendment as agreed to by the Company (prior to the Closing Date) or Acquiror (following the Closing Date)), which, for purposes of calculating the amount payable to Acquiror pursuant to this clause (ii) shall be calculated on a full exercise basis without giving effect to reduction in the number of shares of Acquiror Common Stock issuable to the Sponsor as a result of any net exercise of the Specified Sponsor Warrants.

(b) Warrant Amendment. The Sponsor shall enter into all documents and perform such further acts as necessary, as reasonably requested by the Company, (i) to agree to the amendment of the Sponsor Warrants to increase the exercise price of the Sponsor Warrant from $11.50 to $20.00 (as equitably adjusted in connection with a Recapitalization Event) (the “Specified Warrant Amendment”), or (ii) to otherwise achieve the same allocation of rights, benefits, obligations and liabilities contemplated by the Specified Warrant Amendment.

7. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the other parties hereto as follows:

(a) Authorization, etc. The Sponsor has all corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Sponsor and constitutes a legal, valid and binding agreement of the Sponsor enforceable against the Sponsor in accordance with its terms, subject only to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. The Sponsor is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The undersigned has the power to execute and deliver this Agreement on behalf of the Sponsor. The Sponsor has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by the Sponsor will not violate any provision of the Sponsor’s governing documents.

(a) No Conflicts or Consents. The execution and delivery of this Agreement by the Sponsor do not, and the performance of this Agreement by the Sponsor will not and the consummation by the Sponsor of the transactions contemplated hereby will not, (i) constitute or result in any conflict with or violate any Law or order applicable to the Sponsor or by which the Sponsor or any of the Sponsor’s assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any lien on any of the Subject Securities pursuant to, any agreement to which the Sponsor is a party or by which the Sponsor or any of the Sponsor’s Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by the Sponsor do not, and the performance of this Agreement by the Sponsor will not, require any Consent of any Person.

(a) Title to Securities. The Sponsor is the only record and “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Subject Securities, free and clear of Liens (free and clear of any liens other than those arising under applicable securities Laws or as would not otherwise reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform pursuant to this Agreement). As of the date hereof, neither the Sponsor nor its Affiliates own any shares of capital stock or other securities of Acquiror or any option, warrant, convertible note or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of Acquiror, other than the Owned Subject Securities

(b) The Sponsor (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein that the Sponsor is obligated to take, in each case, with respect to the Sponsor’s Subject Securities, (ii) has not entered into any voting agreement or voting trust with respect to any of the Sponsor’s Subject Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Sponsor’s Subject Securities that is inconsistent with the Sponsor’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would reasonably be expected to interfere with, or prohibit or prevent Sponsor from satisfying, its obligations pursuant to this Agreement.

(b) Litigation. There is no legal proceeding by or before any Governmental Authority pending or, to the knowledge of the Sponsor, threatened against the Sponsor or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by the Sponsor under this Agreement.

(a) Governmental Matters. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Sponsor from, or to be given by the Sponsor to, or be made by the Sponsor with, any Governmental Authority in connection with the execution, delivery and performance by the Sponsor of this Agreement or the consummation of the transactions contemplated hereby, except as would not reasonably be expected to prevent or materially delay or impair the Sponsor’s ability to perform its obligations hereunder.

(c) Finder’s Fees. Except as set forth on the Acquiror Schedules to the Merger Agreement, no agent, broker, investment banker, finder or other intermediary is or shall be entitled to any fee or commission or reimbursement of expenses from Acquiror, Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Sponsor or any of its Affiliates (other than Acquiror and Merger Sub).

(d) Sponsor Fees. Except as set forth on the Acquiror Schedules to the Merger Agreement, neither any Sponsor nor any Affiliate of any Sponsor, nor any director or officer of Acquiror, shall receive from Acquiror any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination (regardless of the type of transaction that it is, but including, for the avoidance of doubt, the Merger).

8. Representations and Warranties of Acquiror. Acquiror hereby represents and warrants to the Company as follows:

(a) Authorization, etc. Acquiror has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Acquiror and constitutes a legal, valid and binding obligation of Acquiror enforceable against Acquiror in accordance with its terms, subject only to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. Acquiror is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The undersigned has the power to execute and deliver this Agreement on behalf of Acquiror. Acquiror has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by Acquiror will not violate any provision of Acquiror’s governing documents.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not (i) conflict with or violate any Law or order applicable to Acquiror or by which Acquiror or any of its assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any agreement to which Acquiror is a party or by which Acquiror or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by Acquiror do not, and the performance of this Agreement by Acquiror will not, require any Consent of any Person.

(c) Litigation. There is no legal proceeding by or before any Governmental Authority pending or, to the knowledge of Acquiror, threatened against Acquiror or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by Acquiror under this Agreement.

9. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows:

(a) Authorization, etc. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject only to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware. The undersigned has the power to execute and deliver this Agreement on behalf of the Company. The Company has taken all necessary action to authorize the execution, delivery and performance of this Agreement. The execution, delivery and performance of this Agreement by the Company will not violate any provision of the Company’s governing documents.

(b) No Conflicts or Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not (i) conflict with or violate any Law or order applicable to the Company or by which the Company or any of its assets is or may be bound or affected or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of any agreement to which the Company is a party or by which the Company or any of its Affiliates or assets is or may be bound or affected. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by Acquiror will not, require any Consent of any Person.

(c) Litigation. There is no legal proceeding by or before any Governmental Authority pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates that challenges or would challenge the execution and delivery of this Agreement or the taking of any of the actions required to be taken by Acquiror under this Agreement.

10. Other Agreements.

(a) No Solicitation.

(i) Prior to the termination of this Agreement in accordance with Section 11, (i) the Sponsor shall not, and the Sponsor shall cause its controlled Affiliates and representatives not to, directly or indirectly, (i) solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its stockholders and/or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination, in each case other than the Transactions (each, a “Business Combination Proposal”) and (ii) immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. The Sponsor agrees to promptly inform its Affiliates and representatives of the obligations undertaken in this Section 10(a)(i).

(ii) The Sponsor shall promptly (and in any event within one (1) Business Day) notify the other parties hereto if it receives any offer, inquiry, proposal or indication of interest with respect to a Business Combination (including the identity of the Person making or submitting such offer, inquiry, proposal or indication of interest), after the execution and delivery of this Agreement. If the Sponsor receives an offer, inquiry, proposal or indication of interest with respect to a Business Combination, the Sponsor shall provide the other parties hereto with a copy of such offer, inquiry, proposal or indication of interest.

(b) Termination of Agreements. The Sponsor and Acquiror hereby agree that, effective as of, and subject to and conditioned upon the occurrence of, the Closing, (i) each of the agreements set forth on Exhibit A hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) and (ii) upon such termination neither Acquiror nor any of its Affiliates (including, from and after the Effective Time, Acquiror and its Affiliates) shall have any further obligations or liabilities under each such agreement.

(c) Other Agreements. During the period commencing on the date hereof and ending at the Expiration Time, the Sponsor agrees not to enter into, modify or amend any Contract between or among the Sponsor or any controlled Affiliate of the Sponsor (other than Acquiror or any of its Subsidiaries), on the one hand, and Acquiror or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Agreement or (y) Acquiror’s ability to perform or satisfy any obligation under the Merger Agreement.

(d) Non-Participation in Actions. The Sponsor further agrees not to commence or participate in, and to take all actions necessary that are reasonably within the Sponsor’s control to opt out of any class in any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Acquiror’s Affiliates, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including with respect to the Total Consideration or any element thereof) or the consummation of the transactions contemplated hereby and thereby.

(e) Disclosure. The Sponsor hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure mutually agreed between the Company and Acquiror and required by the SEC the Sponsor’s identity and ownership of the Subject Securities and the nature of the Sponsor’s obligations under this Agreement; provided, that prior to any such publication or disclosure, the Sponsor has been provided with a reasonable opportunity to review and comment upon such announcement or disclosure.

(f) Changes in Capital Stock. In the event of any change in Acquiror’s capital stock by reason of any stock split, reverse stock split, stock dividend or distribution, recapitalization, reclassification, combination, subdivision, exchange of shares or other similar event (each, a “Recapitalization Event”), then (i) terms “Owned Subject Security,” “Subject Securities,” “Acquiror Class A Common Stock” and “Acquiror Common Stock” shall be deemed to refer to and include such “Owned Subject Securities,” “Subject Securities,” “Acquiror Class A Common Stock” and “Acquiror Common Stock” as well as any other security received with respect to such referenced security, or into which such referenced security is (or may be) converted or exchanged, in connection with such Recapitalization Event, and (ii) in the case of a Recapitalization Event occurring after the Effective Time, the terms “Lock-Up Shares” and “Sponsor Specified Warrants” shall be deemed to refer to and include such “Lock-Up Shares” and “Sponsor Specified Warrants,” as well as any other security received with respect to such referenced security, or into which such referenced security is (or may be) converted or exchanged, in connection with such Recapitalization Event, and any dollar amounts, share or warrant numbers set forth herein with respect to the Lock-Up Shares or the Sponsor Specified Warrants and the terms related thereto shall be equitably adjusted to reflect the Recapitalization Event; provided, however, that the Transactions shall not constitute (in whole or in party) a Recapitalization Event.

(g) Stop Transfer. The Sponsor agrees that the Sponsor shall not request that Acquiror register any transfer of any certificate or book-entry share or other uncertificated interest representing any Subject Securities made in violation of the restrictions set forth in this Agreement and hereby authorizes and instructs Acquiror to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Securities, Lock-Up Shares and Specified Sponsor Warrants, subject to the provisions hereof; provided, that any such stop transfer order will immediately be withdrawn and terminated by Acquiror upon the applicable time and date that the related restrictions on transfer provided in this Agreement terminate.

(h) Inconsistent Agreements. The Sponsor hereby covenants and agrees that the Sponsor shall not enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

11. Termination. This Agreement shall terminate, and no party shall have any rights or obligations hereunder and this Agreement shall have no further effect, upon the earlier of (i) the date and time the Merger Agreement is terminated validly in accordance with its terms prior to the Effective Time and (ii) the time this Agreement is terminated upon the mutual written agreement of the Company, Acquiror and the Sponsor. Notwithstanding anything herein to the contrary, Section 5 shall terminate only upon the earliest to occur of (a) such date and time as the Merger Agreement shall have been terminated validly in accordance with its terms, (b) such time as all of the Lock-Up Shares shall have become Released Lock-Up Shares (or shall have been forfeited and cancelled, and all right, title and interest have been transferred therein to Acquiror, in accordance with the terms of this Agreement), and (c) such time as this Agreement is terminated by mutual written agreement of the Company, Acquiror and the Sponsor. No such termination, however, shall relieve any party hereto of any liability or damages to the other party hereto resulting from any Willful Breach of, or Fraud in connection with, this Agreement prior to its termination.

12. Capacity. Notwithstanding anything in this Agreement to the contrary, but without limitation of any obligations under the Merger Agreement, the Sponsor is entering into this Agreement solely in its capacity as a record holder or beneficial owner of shares of Subject Securities and not in its (or any Affiliate’s) capacity as an officer or director of Acquiror or its subsidiaries, if applicable. Notwithstanding any asserted conflict, nothing herein will limit or affect the Sponsor’s ability to act as an officer or director of Acquiror or its subsidiaries.

13. Miscellaneous.

(a) Conflicting Agreements. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Sponsor Agreement, this Agreement shall control with respect to the subject matter thereof; provided, however, for the avoidance of doubt, that this Agreement shall not limit any restrictions on the Transfer or any similar restrictions or other limitations set forth in such other Sponsor Agreement.

(b) Further Assurances. From time to time and without additional consideration, the Sponsor shall use reasonable best efforts execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, Consents and other instruments, and shall take such further actions, as Acquiror and the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement and the Merger Agreement.

(c) Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered if delivered by e-mail, addressed as follows:

if to Acquiror (prior to the Effective Time) or the Sponsor, to:

c/o Osprey Technology Acquisition Corp.

1845 Walnut Street, Suite 1111

Philadelphia, PA 19103

Attention:         Jeffrey F. Brotman

Email:               jbrotman@hepcollc.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, NY 10001

Attention:         Howard L. Ellin;

                C. Michael Chitwood

Email:               howard.ellin@skadden.com;

                michael.chitwood@skadden.com

if to Acquiror (after the Effective Time) or to the Company, to:

BlackSky Holdings, Inc.

13241 Woodland Park Road

Suite 300

Herndon, VA 20171

Attn:     Katie Keane

E-mail: kkeane@blacksky.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue

Seattle, WA 98104-7036

Attn:     Craig E. Sherman

     Brian Keyes

E-mail: csherman@wsgr.com

     bkeyes@wsgr.com

or to such other address or addresses as the parties may from time to time designate in writing.

(d) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(e) Entire Agreement. Without limiting the Merger Agreement, the Sponsor Agreement or any other Ancillary Agreement (i) this Agreement constitutes the entire agreement among the parties hereto relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties or any of their respective Affiliates relating to the transactions contemplated hereby and (ii) no representations, warranties, covenants, understanding, agreements, oral or otherwise, relating to the transactions contemplated hereby exist between the parties except as expressly set forth or referenced in this Agreement.

(f) Amendment. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties hereto.

(g) Assignment; Binding Effect; No Third-Party Rights. No party shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 13(g) shall be null and void, ab initio. The Sponsor hereby agrees that this Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Sponsor hereunder, the Company would not enter into the Merger Agreement. Nothing expressed or implied in this Agreement is intended to or shall be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement.

(h) Other Remedies; Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the parties hereto would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties hereto have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties hereto acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 13(h) shall not be required to provide any bond or other security in connection with any such injunction.

(i) Governing Law. This Agreement, and all claims or causes of action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(j) Consent to Jurisdiction; Waiver of Jury Trial.

(i) Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court lacks jurisdiction, the state or federal courts in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 13(j).

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

(l) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(m) Mutual Drafting. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision.

(n) No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, and no abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(o) Interpretation. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. References to any person include the successors and permitted assigns of that person. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

OSPREY SPONSOR II, LLC

By:	/s/ Jonathan Z. Cohen
Name: Jonathan Z. Cohen
Title: Manager

[Sponsor Support Agreement]

OSPREY TECHNOLOGY ACQUISITION CORP.

By:	/s/ Jeffrey Brotman
	Name:	Jeffrey Brotman
	Title:	Chief Financial Officer, Chief Legal Officer and Secretary

BLACKSKY HOLDINGS, INC.

By:	/s/ Brian O’Toole
Name: Brian O’Toole
Title: President

Exhibit A

Administrative Services Agreement, dated October 31, 2019, between Acquiror and the Sponsor